UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2014

ALPHATEC HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-52024	20-2463898
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5818 El Camino Real, Carlsbad, CA	92008
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (760) 431-9286

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sale of Equity Securities.

On March 20, 2014, in connection with the draw-down of $20.0 million by Alphatec Holdings, Inc. (the “Company”) under its Facility Agreement (the “Facility Agreement”) with Deerfield Private Design Fund II, L.P., Deerfield Private Design International II, L.P., Deerfield Special Situations Fund, L.P., and Deerfield Special Situations International Master Fund, L.P. (collectively, “Deerfield”), the Company issued to Deerfield warrants to purchase up to 4,000,000 shares of the Company’s common stock (the “Common Stock”) at an exercise price equal to $1.39 per share (the “Warrants”). The number of shares of Common Stock into which a Warrant is exercisable and the exercise price of each Warrant will be adjusted to reflect any stock splits, recapitalizations or similar adjustments in the number of outstanding shares of Common Stock. Each Warrant expires on the sixth anniversary of its issuance and contains certain limitations that prevent the holder from acquiring shares upon exercise of a Warrant that would result in the number of shares beneficially owned by such holder to exceed 9.985% of the total number of shares of Common Stock then issued and outstanding. The holder of a Warrant may exercise the Warrant either for cash or on a cashless basis. In connection with certain Major Transactions (as defined in the Warrant), including certain changes of control of the Company or the sale of more than 50% of the Company’s assets, the holder may have the option to receive, in exchange for the Warrant, a number of shares of Common Stock equal to the Black-Scholes value of the Warrant, as calculated pursuant to the terms of the Warrant. In certain circumstances, a portion of such payment may be made in cash rather than in shares of Common Stock.

The Warrants were offered and sold in reliance upon the exemption from registration provided by Section 4(2) under the Securities Act of 1933 (the “Securities Act”). The Facility Agreement contains representations to support the Company’s reasonable belief that Deerfield had access to information concerning its operations and financial condition, that Deerfield is acquiring the Warrants for its own account and not with a view to the distribution thereof, and that Deerfield is an “accredited investor” as defined by Rule 501 promulgated under the Securities Act.

Additional information with respect to the Facility Agreement and the Warrants is available in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on March 19, 2014, and is hereby incorporated by reference. The foregoing summary of the Warrants is not complete and is qualified in its entirety by reference to the form of Warrant, a copy of which is filed as an exhibit to such Current Report on Form 8-K, and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPHATEC HOLDINGS, INC.
(Registrant)

Date: March 26, 2014	/s/ Ebun S. Garner, Esq.
Ebun S. Garner, Esq.
General Counsel and Senior Vice President